Exhibit 10.8

Exclusive Assets Option Agreement

This Exclusive Assets Option Agreement (this “Contract”) was concluded and signed in China on October 31, 2018 by and between:

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Party B: Beijing Wuxin Technology Co., Ltd.

Address: Room 207-056, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

In this Contract, Party A and Party B shall hereinafter be referred to individually as a “Party” and collectively the “Parties”.

Now therefore, the Parties have reached agreement as follows through consultation:

1.                     Transfer of Underlying Assets

1.1                                  Granting of Rights

Party B hereby irrevocably grants to Party A an irrevocable exclusive option to purchase from Party B or to designate one or more persons (each, a “Designated Person”) to purchase from Party B all intellectual properties and all other assets owned by Party B and its holding subsidiaries (including but not limited to Shenzhen Wuxin Technology Co., Ltd.) now or in the future (hereinafter referred to as the “Underlying Assets”) from time to time, in each case, in accordance with the steps determined by Party A at its sole discretion and at the price set forth in Section 1.3 hereof, and to the extent permitted by the Chinese law (the “Option to Purchase Underlying Assets”). Except for Party A and the Designated Person(s), no third party shall enjoy the Option to Purchase Underlying Assets. “Person” as defined in this Paragraph and this Contract means any individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

For the avoidance of doubt, the terms of this Contract shall apply to the holding subsidiaries of Party B (including without limitations Shenzhen Wuxin Technology Co., Ltd.).

1.2                                  Steps for Exercising the Option

Party A’s exercise of its Option to Purchase Underlying Assets shall be subject to compliance with the provisions of Chinese laws and regulations. When exercising the Option to Purchase Underlying Assets, Party A shall send a written notice (the “Underlying Assets Purchase Notice”) to Party B, specifying: (a) Party A’s decision to exercise the Option to Purchase Underlying Assets; (b) the Underlying Assets to be purchased by Party A from Party B (the “Purchased Underlying Assets”); and (c) the date of purchase/transfer of the Purchased Underlying Assets.

1.3                                  Transfer Price of Underlying Assets

Subject to the applicable laws, the transfer price of the Purchased Underlying Assets shall be the lowest price permitted by the Chinese laws when the Purchased Underlying Assets are transferred. By mutual consent, the transfer price of Underlying Assets hereunder may be offset against the relevant amount payable by Party B to Party A.

1.4                               Transfer of the Purchased Underlying Assets

Each time Party A exercises the Option to Purchase Underlying Assets:

(1)          If required by Party A, Party B shall convene a shareholders’ meeting in a timely manner. At such meeting, a resolution approving the transfer of the Underlying Assets by Party B to Party A and/or the Designated Person(s) shall be adopted;

(2)          Party B shall enter into an underlying assets transfer contract (the “Underlying Assets Transfer Contract”) with Party A or the Designated Person(s) (as the case may be) in accordance with the provisions of this Contract and the Underlying Assets Purchase Notice.

2.                     Party B’s Undertakings

(1)          Without Party A’s prior written consent, Party B shall not sell, transfer, mortgage, permit others to use or otherwise dispose of any Underlying Asset held by it at any time from the date of signing this Contract;

(2)          Party B shall cause its board of shareholders, without Party A’s prior written consent, not to approve to sell, transfer, mortgage, permit others to use or otherwise dispose of any Underlying Asset held by it;

(3)          Party B shall immediately notify Party A of any litigation, arbitration or administrative proceeding which has arisen or which is likely to arise with respect to the Underlying Assets;

(4)          Party B shall cause its board of shareholders to vote for the transfer of the Underlying Assets under this Contract at the request of Party A;

(5)          To maintain its ownership of the Underlying Assets, Party B shall sign such documents, take such actions, and make such claims or defense against all claims as necessary or desirable;

(6)          At Party A’s request from time to time, Party B shall immediately and unconditionally transfer its Underlying Assets to Party A or the Designated Person(s);

(7)          Party B shall strictly comply with the provisions of this Contract and other contracts entered into by the Parties, perform its obligations under this Contract and such other contracts, and refrain from any act/omission which may affect validity and enforceability hereof and thereof.

3.                     Representations and Warranties

3.1               Party A’s Representations and Warranties

Party A hereby represents and warrants to Party B on the date of signing this Contract and on each transfer date, as follows:

(1)                                Party A is a company duly registered and validly existing under the Chinese laws;

(2)                                The execution and performance of this Contract by Party A is within the scope of its corporate power and its business operation; Party A has taken the necessary corporate actions to acquire duly authorization and obtained the consent and approval of third parties and government authorities; and Party A shall not violate any legal and contractual restrictions that have a binding force or influence on Party A;

(3)                                This Contract upon its execution constitutes legal, valid and binding obligations of Party A, enforceable in accordance with the terms of this Contract.

3.2               Party B’s Representations and Warranties

Party B hereby represents and warrants to Party A on the date of signing this Contract and on each transfer date, as follows:

(1)                                Party B has exclusive ownership of the Underlying Assets and the use of the Underlying Assets will not infringe the rights of any third party. In addition, there is no litigation or other disputes relating to the Underlying Assets;

(2)                                The execution and performance of this Contract by Party B is within the scope of its power and its business operation; Party B has taken the necessary corporate actions to acquire duly authorization and obtained the consent and approval of third parties and government authorities; and Party B will not violate any legal and contractual restrictions that have a binding force or influence on Party B;

(3)                                This Contract upon its execution constitutes legal, valid and binding obligations of Party B, enforceable in accordance with the terms of this Contract;

(4)                                Party B has the authority and capacity to execute and deliver this Contract and any Underlying Assets Transfer Contract to which it is a Party concluded and signed for each transfer of the Purchased Underlying Assets in accordance herewith and to perform its obligations under this Contract and any Underlying Assets Transfer Contract. This Contract and the Underlying Assets Transfer Contracts to which it is a Party upon execution constitute or will constitute legal, valid and binding obligations of Party B, enforceable in accordance with their terms;

(5)                                Neither the execution and delivery of this Contract or any Underlying Assets Transfer Contract nor the performance of its obligations under this Contract or any Underlying Assets Transfer Contract will: (i) result in any breach of any applicable law in China; (ii) conflict with Party B’s articles of association or other organizational documents; (iii) cause any breach of or constitute any default under any contract or instrument to which it is a party or to which it is bound; (iv) violate any condition under which any permit or license is granted to it and (or) continues to be in effect; or (v) lead to suspension of or revocation of or imposition of additional conditions on any permit or license granted to it.

4.                     Effectiveness and Term

This Contract shall come into effect on the date of being signed by the Parties, with the valid term of ten (10) years. Party A has the option to renew this Contract.

5.                     Governing Law and Dispute Settlement

5.1                    Governing Law

The execution, validity, interpretation and performance of this Contract and the settlement of disputes under this Contract shall be governed by the Chinese laws.

5.2                    Dispute Settlement

Any dispute arising from the interpretation and performance of this Contract shall first be settled by the Parties through consultation in good faith. If the Parties fail to reach an agreement on the settlement of the dispute within thirty (30) days after either Party issues a written notice requiring the other Party to settle the dispute through consultation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitration shall take place in Beijing. The arbitral award shall be final and binding upon the Parties.

6.                     Notice

Unless there is a written notice to change the following address, all notices under this Contract shall be delivered by hand, fax or registered mail to the address of such Party set forth below. If a notice is sent by registered mail, the date of receipt of the registered mail shall be deemed to be the date of service; if it is sent by hand or by fax, the date of delivery shall be deemed to be the date of service. If sent by fax, the original shall be sent to the following address by registered mail or by personal delivery immediately after being sent.

Party A: Beijing Yueke Technology Co., Ltd.

Address: Room 115, Floor 1, Building 26, No.44 North Third Ring Middle Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

Party B: Beijing Wuxin Technology Co., Ltd.

Address: Room 207-056, Floor 2, Building 23, Yard 8, Dongbeiwang West Road, Haidian District, Beijing

Attention: WANG Ying

Telephone: [***]

7.                     Confidentiality

The Parties acknowledge that any oral or written information exchanged in connection with this Contract is confidential. The Parties shall keep confidential all such information and not disclose any such information to any third party without the written consent of the other Party, except for the information that (a) is or becomes generally available to the public (other than as a result of any disclosure by the recipient to the public); (b) is required to be disclosed by the applicable laws or regulations; or (c) is required to be disclosed by either Party to its legal counsels or financial advisers in connection with the transactions contemplated hereunder, provided that such legal counsels or financial advisers shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the employees or agencies engaged by a Party shall be deemed as disclosure of such confidential information by such Party, and such Party shall be liable for breach of this Contract by the aforesaid employees or agencies. This Section shall survive termination of this Contract for any reason whatsoever.

8.                     Further Assurance

The Parties agree to promptly execute such documents as may reasonably be necessary or beneficial for the performance of the provisions and purposes of this Contract and to take such further actions as may reasonably be necessary or beneficial for the performance of the provisions and purposes of this Contract.

9.                     Miscellaneous

9.1                               Amendments, Modifications and Supplements

Any amendment, modification or supplement to this Contract shall be agreed in writing by the Parties.

9.2                              Compliance with Laws and Regulations

The Parties shall comply with and ensure that their operations are in full compliance with all laws and regulations officially published and publicly available in China.

9.3                              Entire Contract

Except as amended, supplemented or modified in writing after the execution hereof, this Contract shall constitute the entire contract between the Parties hereto with respect to the subject matter hereof and supersede all prior oral or written negotiations, representations and contracts with respect to the subject matter hereof.

9.4                              Headings

The headings in this Contract are inserted for convenience only, which shall not be used to interpret, illustrate or otherwise affect the meaning of the provisions of this Contract.

9.5                              Language

This Contract is made in Chinese in duplicate.

9.6                               Severability

If one or more provisions of this Contract are held invalid, illegal or unenforceable in any respect pursuant to any law or regulation, the validity, legality or enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired. The Parties shall, through consultations in good faith, strive to replace such invalid, illegal or unenforceable provisions with effective provisions, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

9.7                               Successors

This Contract shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

9.8                               Survival

(a)                       Any obligation arising out of or becoming due under this Contract prior to expiry or early termination of this Contract shall survive the expiry or early termination of this Contract.

(b)                       The provisions under Sections 5, 7 and 9.8 hereof shall survive the termination of this Contract.

9.9                               Waiver

Either Party may waive the terms and conditions of this Contract, provided that such waiver is made in writing and signed by the Parties. A waiver by either Party in respect of a default by the other Party under certain circumstances shall not be deemed to be a waiver by such Party in respect of a similar default by the other Party under other circumstances.

IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be executed as of the date first above written.

No text below and the Signature Page of the Exclusive Assets Option Agreement

Party A: Beijing Yueke Technology Co., Ltd. (Seal)
[Company seal is affixed]
Legal Representative:	/s/ WANG Ying

Party B: Beijing Wuxin Technology Co., Ltd. (Seal)
[Company seal is affixed]
Legal Representative:	/s/ WANG Ying